UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2019

BIOSCRIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1600 Broadway, Suite 700, Denver, Colorado 80202

(Address of principal executive offices)

(720) 697-5200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BIOS	Nasdaq Global Market
Rights to Purchase Series D Junior Participating Preferred Stock	Not applicable	Nasdaq Global Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 2, 2019, BioScrip, Inc. (the “Company”) held a special meeting (the “Special Meeting”) of stockholders at 1600 Broadway, Suite 700, Denver, Colorado 80202 in connection with the proposed merger of HC Group Holdings II, Inc. with and into a wholly-owned subsidiary of the Company (the “Merger”). As of the record date of the Special Meeting, there were a total of 128,956,878 shares of the Company’s common stock outstanding, 21,630 shares of Series A preferred stock outstanding (representing 665,079 shares of common stock on an as-converted basis) and 614,177 shares of Series C preferred stock outstanding (representing 19,300,700 shares of common stock on an as-converted basis) entitled to vote at the Special Meeting. At the Special Meeting, 105,899,145 shares of common stock (inclusive of the Series A and Series C preferred stock voting on an as-converted basis) were represented in person or by proxy; therefore, a quorum was present.

Set forth below are the matters acted upon by the Company’s stockholders at the Special Meeting and the final voting results on each such matter.

1.	The proposal relating to the issuance of 542,261,567 shares of the Company’s common stock to HC Group Holdings I, LLC (“Omega Parent”) in connection with the proposed Merger and the issuance of an additional 28,193,428 shares of the Company’s common stock to Omega Parent to be held in escrow in accordance with the terms of the merger agreement (the “Share Issuance Proposal”, was approved, based on the following votes:

Class of Capital Stock	Votes For	Votes Against	Votes Abstaining
Common Stock (inclusive of Series A and Series C Preferred Stock voting on an as-converted basis)	104,929,125	847,493	122,527

2.	The proposal to approve the Third Amended and Restated Certificate of Incorporation of the Company (the “Amended Charter Proposal”), to be effective upon consummation of the Merger, was approved, based on the following votes:

Class of Capital Stock	Votes For	Votes Against	Votes Abstaining
Common Stock (voting as a separate class)	85,019,442	880,914	164,216
Common Stock (inclusive of Series A and Series C Preferred Stock voting on an as-converted basis)	104,853,595	881,184	164,366
Series A Preferred Stock (voting as a separate class)	17,252	8	4
Series C Preferred Stock (voting as a separate class)	614,176	0	0

3.	The proposal to approve the amendment to the Certificate of Designations of Series A Convertible Preferred Stock of the Company (the “Series A COD Proposal”), to be effective upon the consummation of the Merger, was approved, based on the following votes:

Class of Capital Stock	Votes For	Votes Against	Votes Abstaining
Common Stock (inclusive of Series A and Series C Preferred Stock voting on an as-converted basis)	104,823,856	911,847	163,442
Series A Preferred Stock (voting as a separate class)	17,252	8	4

4.	The proposal relating to the advisory vote on executive compensation was approved, based on the following votes:

Class of Capital Stock	Votes For	Votes Against	Votes Abstaining
Common Stock (inclusive of Series A and Series C Preferred Stock voting on an as-converted basis)	86,505,353	18,862,628	531,164

5.	The proposal to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Share Issuance Proposal, the Amended Charter Proposal or the Series A COD Proposal or to ensure that any supplement or amendment to the definitive proxy statement in respect of the Proxy Statement is timely provided to the Company’s stockholders, was approved:

Class of Capital Stock	Votes For	Votes Against	Votes Abstaining
Common Stock (inclusive of Series A and Series C Preferred Stock voting on an as-converted basis)	97,142,286	8,574,161	182,698

Item 8.01. Other Events.

On August 2, 2019, the Company issued a press release (the “Release”) announcing the voting results of the Special Meeting. The Release is filed with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by BioScrip, Inc. dated August 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: August 2, 2019	By:	/s/ Kathryn M. Stalmack
Kathryn M. Stalmack
Senior Vice President, General Counsel and Secretary